UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 5, 1998

                          VALLEY FINANCIAL CORPORATION


       VIRGINIA                    33-77568                  54-1702380
(State of Incorporation)     Commission File Number        (I.R.S. Employer
                                                        Identification Number)

                             36 Church Avenue, S.W.
                            Roanoke, Virginia  24011
                    (Address of principal executive offices)

                                 (540) 342-2265
                (Issuer's telephone number, including area code)


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Item 5.   Other Events.

     Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank (the "Bank"), announced on January 28, 1999 its financial results for the period ended December 31, 1998. The financial results are detailed in the Company's Press Release dated January 28, 1999 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

     The Company's common stock is traded over the counter under the symbol
VYFC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VALLEY FINANCIAL CORPORATION



Date:  February 5, 1999       /s/ A. Wayne Lewis
                              ----------------------------------------
                              A. Wayne Lewis, Executive Vice President


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FOR RELEASE 5:00 p.m. January 28, 1999            EXHIBIT A
--------------------------------------

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia  24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265


                          VALLEY FINANCIAL CORPORATION
                           ANNOUNCES RECORD EARNINGS

     ROANOKE, VIRGINIA. January 28, 1999 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results for the quarter and the fiscal year ended December 31, 1998, which included two major milestones. The Company's assets exceeded the $100,000,000 mark for the first time, and pre-tax earnings surpassed $1,000,000 for the year.

     Valley Financial reported 1998 pre-tax earnings of $1,021,000 compared to $486,000 for 1997, a 110% increase. Net income for 1998 was $758,000 or $0.79 per share, compared to $883,000 or $0.92 per share in 1997. Excluding a $397,000 tax benefit recognized in the fourth quarter of 1997, net income for 1997 would have been $486,000 or $0.50 per share. Return on average total assets for 1998 was 0.83% and return on average shareholders' equity was 8.87%. Exclusive of the income tax benefit, 1997's return on average total assets was 0.77% and return on average shareholders' equity was 6.48%.

     At December 31, the Company's total assets were $105,186,000, total deposits were $90,026,000, total loans stood at $71,622,000 and total shareholders' equity was $9,157,000. Compared with December 31, 1997 the Company experienced increases of $30,509,000 or 41% in total assets, $24,438,000 or 37% in total deposits and $24,975,000 or 54% in total loans over the twelve-month period. With capital at December 31, 1998 representing over 12% of risk-adjusted total assets, the Company easily exceeds the regulatory minimum to be considered "well capitalized."

     For the three months ended December 31, 1998 Valley Financial reported pre-tax income of $346,000 compared with $192,000 for the fourth quarter of 1997, an increase of 80%. Net income after provision for income taxes was $278,000 or $0.29 per share for the three months ended December 31, 1998, compared with $589,000 or $0.61 per share in the fourth quarter of 1997 when the Company enjoyed a $397,000 income tax benefit associated with recognition of deferred tax assets, including available net operating loss carryforwards. Excluding this tax benefit, net income for 1997's fourth quarter would have been $192,000 or $.20 per share. The Company's return on average total assets was 1.07% for 1998's fourth quarter, and its return on average shareholders' equity was 12.43%.

     Ellis L. Gutshall, President and Chief Executive Officer, stated "The significant growth in earnings - - 110% pre-tax for the year - - is fueled by strong balance sheet growth coupled with expense control. Total assets over the past twelve months were up 41% but noninterest expenses were held to a 21% increase."

     A. Wayne Lewis, Executive Vice President and Chief Operating Officer, said of the Bank's rapid asset growth "We are proud to have exceeded the substantial milestone of $100 million in assets in just over 3 1/2 years after Valley Bank opened its doors. Reaching this milestone validates our organizers' vision that there was a need in the Valley for a new locally owned and managed bank offering superior customer service."

     Gutshall also noted "By design, the rapid growth in assets and earnings has been accomplished without sacrificing asset quality. The Company's total loan charge-offs since inception have been less than five hundred dollars, and there were no loans charged off in 1998."

     Valley Financial Corporation is the holding company for Valley Bank, which opened for business May 15, 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank operates from three full-service offices at 36 Church Avenue, SW and 2203 Crystal Spring Avenue, SW in Roanoke City, and 4467 Starkey Road, SW in Roanoke County. A fourth full-service office under construction at 8 East Main Street in the City of Salem is expected to open in April.

     The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.

                                    - END -


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                          VALLEY FINANCIAL CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                             December 31    December 31
                                                1998           1997
                                             -----------    -----------
                                          (in thousands, except share data)
Assets
Cash and due from banks                         $  3,462        $ 3,324
Money market investments                           1,743          1,473
Securities available-for-sale                     26,118         21,144

Loans                                             71,622         46,647
   Less allowance for loan losses and
     unearned fees                                  (747)          (497)
                                                --------         ------
       Total net loans                            70,875         46,150

Premises and equipment                             1,830          1,315
Organizational costs                                  77            134
Other assets                                       1,081          1,137
                                                --------        -------
       Total assets                             $105,186        $74,677
                                                ========        =======
Liabilities and Shareholders' Equity
Non-interest bearing demand deposits            $ 10,437        $ 7,956
Interest bearing demand, savings &
  money market deposits                           33,619         19,048
Time deposits greater than $100,000                8,048          6,481
Other deposits                                    37,922         32,103
                                                --------        -------
       Total deposits                             90,026         65,588

Short term borrowings                                  0              0
Federal Home Loan Bank advances                    5,000              0
Other liabilities                                  1,003            810
                                                --------        -------
       Total liabilities                          96,029         66,398
                                                --------        -------
Preferred stock, no par value.
  Authorized 10,000,000 shares; none issued
  and outstanding
Common stock, no par value.
  Authorized 10,000,000 shares; issued and
  outstanding 964,590 at December 31, 1998
  and 964,040 at December 31, 1997                 9,095          9,089
Accumulated deficit                                 (108)          (866)
Accumulated other comprehensive income               170             56
                                                --------        -------
       Total shareholders' equity                  9,157          8,279
                                                --------        -------
       Total liabilities and shareholders'
         equity                                 $105,186        $74,677
                                                ========        =======
Balance Sheet Ratios:
Nonperforming loans/total loans                     0.00%         0.00%
Loans past due > 90 days/total loans                0.28%         0.00%
Allowance for loan losses/loans, net                1.00%         0.99%
Book value per share                               $9.49         $8.59



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                          VALLEY FINANCIAL CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

                                        Three Months         Twelve Months
                                                      Ended
                                    -----------------------------------------
                                        1997       1996        1997      1996
                                    --------   --------    --------   -------
                                      (in thousands, except per share data)
Interest Income                       $1,872     $1,359       6,770     4,806
Interest Expense                         953        700       3,512     2,511
                                      ------     ------      ------    ------
     Net interest income                 919        659       3,258     2,295

Provision for loan losses                 55         12         249       131
                                      ------     ------      ------    ------
Net interest income after
  provision for loan losses              864        647       3,009     2,164

Noninterest income                        78         50         264       178
Noninterest expense                      596        505       2,252     1,856
                                      ------     ------      ------    ------
Net income before taxes               $  346     $  192      $1,021    $  486
                                      ------     ------      ------    ------
Provision for income taxes            $   68    ($  397)     $  263   ($  397)
                                      ------     ------      ------    ------
Net income                            $  278     $  589      $  758    $  883
                                      ======     ======      ======    ======
Net income per share                  $ 0.29     $ 0.61      $ 0.79    $ 0.92
                                      ======     ======      ======    ======
Performance Ratios:

Return on average total assets          1.07%      1.08%*      0.83%     0.77%

Return on average total
  shareholders' equity                 12.43%      9.85%*      8.87%     6.48%
Yield on average earning
  assets (TEY)                          7.82%      8.02%       7.90%     7.96%
Cost of funds                           4.10%      4.48%       4.28%     4.55%
Net interest margin                     3.91%      3.89%       3.86%     3.80%
Overhead efficiency ratio              59.78%     68.68%      63.94%    74.97%

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